THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ZORO MINING CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal: $200,000 **Issue Date: November 7, 2008**

CONVERTIBLE NOTE

FOR VALUE RECEIVED on **October 31, 2008**, ZORO Mining Corp., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to Larry Thompson, 411 South Avenue, Spruce Grove, Alberta, Canada, T7X 3B4 (the "Holder"), without demand, the sum of Two Hundred Thousand US DOLLARS (US $200,000) with interest, on October 31, 2010 (the "Maturity Date").

This Note has been entered into pursuant to its terms between the Borrower and the Holder, dated of even date herewith, and shall be governed by the terms herein. The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1 Payment Grace Period. The Borrower shall have a ten (10) business day grace period to pay any monetary amounts due under this Note, after which interest at the stated rate pursuant in item 1.3 below per annum shall continue to accrue until the amounts owed hereunder are repaid.

1.2 Conversion Privileges. The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof.

1.3 Interest Rate. Subject to Section 4.7 hereof, interest payable on this Note shall accrue at a rate per annum (the "Interest Rate") of SIX percent (6%) per annum on the outstanding principal balance, compounded annually. Interest is payable at the Maturity Date in either cash or common shares convertible at the Conversion Price. Interest is payable in advance of the Maturity Date as part of a Conversion as described in Article II.

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the right to convert the principal and interest due under this Note into Units consisting of the Borrower's Common Stock and warrants, ("Units") as set forth below.

2.1. Conversion into the Borrower's Units comprised of Common Stock and Share Purchase Warrants (Exhibit A) as defined below.

(a) Subject to terms of the Note, the Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued interest, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable Units of the Borrower at the rate of one Unit per US$0.16 (the "Conversion Price") of the Note or accrued interest converted, with each Unit consisting of one

common share, no par value, in the capital of the Borrower (the "Common Stock") and one share purchase warrant with each warrant enabling the purchase of an additional common share of the Borrower at $0.25 per share for a two year term from the date of conversion (the "Warrant Shares"). Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto, Borrower shall issue and deliver to the Holder within seven (7) business days from the Conversion Date (such seventh day being the "Delivery Date") that number of shares of Common Stock for the portion of the Note and accrued interest converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note in the manner provided in Section 1.3 through the Conversion Date directly to the Holder on or before the Delivery Date. The number of Units to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and accrued interest to be converted, by the Conversion Price.

(b) As evidenced and defined above, and subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per Unit shall be $0.16.

(c) The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C. Stock Splits, and Combinations. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(d) During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than the number of shares of Common Stock and Warrant Shares issuable upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

ARTICLE III

EVENT OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due and such failure continues for a period of ten (10) business days after the due date. The ten (10) day period described in this Section 3.1 is the same ten (10) business day period described in Section 1.1 hereof.

3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

3.4 Delisting. Delisting of the Common Stock from a Principal Market; failure to comply with the requirements for continued listing on a Principal Market for a period of five consecutive trading days; or notification from any Principal Market that the Borrower is not in compliance with the conditions for such continued listing on such Principal Market.

3.5 Stop Trade. An SEC or judicial stop trade order or Principal Market trading suspension that lasts for five or more consecutive trading days.

3.6 Failure to Deliver Common Stock. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note.

3.7 Reservation Default. Failure by the Borrower to have reserved for issuance upon conversion of the Note the amount of Common stock as set forth in this Note.

3.8 Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties.

ARTICLE IV

MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth on the face page or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as presented on the face page of this instrument.

4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

4.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the Province of British Columbia, Canada. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the courts of British Columbia, Canada or in the federal courts of Canada. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable fees and costs.

4.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.7 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have all the rights of a shareholder of the Borrower with respect to the shares of Common Stock received after delivery by the Holder of a Conversion Notice to the Borrower and such shares are issued in conjunction with item 2.1 herein.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of of November 7, 2008

ZORO MINING CORP.

By: ______________________
Name & Title: Director

WITNESS:

____
Monita Faris

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $____________of the principal and $_________ of the interest due on the Note issued by ZORO Mining Corp. on November 7, 2008 into Units of ZORO Mining Corp. (the "Borrower") according to the conditions set forth in such Note, as of the date written below. Each Unit consists of one common share and one share purchase warrant (a "Warrant"), as described in the Note.

Date of Conversion:____

Conversion Price: US$0.16

Shares To Be Delivered:____

Warrants To Be Delivered:____

Signature:____

Print Name:____

Address:____

____

ADDENDUM TO THE October 31, 2008, ZORO Mining Corp. convertible note with Larry Thompson of 411 South Avenue, Spruce Grove, Alberta, Canada, T7X 3B4 in the amount of sum of Two Hundred Thousand US DOLLARS (US $200,000) with interest due on October 31, 2010 (the "Maturity Date").

SECTIONS 2.1 (a) and (b) of the above noted Agreement shall as at October 31, 2009 until the Maturity Date be modified as follows:

2.1. Conversion into the Borrower's Units comprised of Common Stock and Share Purchase Warrants as defined below.

(a) Subject to terms of the Note, the Holder shall have the right from and after October 31, 2009 with respect to this NOTE and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued interest, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable post one for twenty (1:20) reverse stock split common shares of the Borrower at the rate of one Unit per US$0.40 (the "Conversion Price") of the Note or accrued interest. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed in the original agreement, the Borrower shall issue and deliver to the Holder within seven (7) business days from the Conversion Date (such seventh day being the "Delivery Date") that number of shares of common stock for the portion of the Note and accrued interest converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note in the manner provided in Section 1.3 through the Conversion Date directly to the Holder on or before the Delivery Date. The number of common shares to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and accrued interest to be converted, by the Conversion Price.

(c) As evidenced and defined above, and subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per Unit shall be $0.40.

EFFECTIVE AS AT OCTOBER 31, 2009

ZORO MINING CORP.

By: [signature]
Director